Exhibit 99.1

For Immediate Release

WM Announces Private Exchange Offer and Consent Solicitation for any and all of Stericycle, Inc.’s $500 million Outstanding 3.875% Senior Notes Due 2029

HOUSTON – September 10, 2024 – Waste Management, Inc., a Delaware corporation (NYSE: WM) (“WM”), announced today that it has commenced a private offer to exchange (the “Exchange Offer”) any and all of the $500 million aggregate principal amount outstanding of the 3.875% Senior Notes due 2029 (the “SRCL Notes”) issued by Stericycle, Inc., a Delaware corporation (“SRCL”), held by eligible holders, for a series of new notes to be issued by WM (the “WM Notes”).  Eligible holders of SRCL Notes tendered by the Early Tender Deadline (as defined below) and not validly withdrawn before the Withdrawal Deadline (as defined below), will also receive the Cash Consideration (as defined below).  The WM Notes will have the same interest payment dates, maturity date and interest rate as the SRCL Notes, but will differ in certain respects from the SRCL Notes, including the redemption provisions, as described in the Offering Memorandum.

Concurrently with the Exchange Offer, WM is soliciting consents (the “Consent Solicitation”) from eligible holders of SRCL Notes, on behalf of SRCL, to amend the SRCL Notes and the indenture governing the SRCL Notes (the “SRCL Indenture”) to eliminate substantially all of the restrictive covenants, restrictive provisions and events of default from the SRCL Indenture and the SRCL Notes, other than payment-related, guarantee-related and bankruptcy-related events of default. Consents of the holders of not less than a majority in aggregate principal amount of the SRCL Notes must be obtained for the amendments to the SRCL Notes and the SRCL Indenture to be effective. Holders validly tendering their SRCL Notes will be deemed to have delivered consents to the proposed amendments with respect to such tendered SRCL Notes. Holders will not be permitted to tender their SRCL Notes without delivering consents or to deliver consents without tendering their SRCL Notes.

The Exchange Offer and Consent Solicitation are being made upon the terms and conditions set forth in an exchange offer memorandum and consent solicitation statement, dated September 10, 2024 (the “Offering Memorandum”), copies of which will be made available to holders of the SRCL Notes eligible to participate in the Exchange Offer. The following table sets forth the Total Exchange Consideration (as defined below) and the Exchange Consideration (as defined below) being offered for the SRCL Notes:

FOR MORE INFORMATION

Waste Management

Analysts
 Ed Egl
713.265.1656
eegl@wm.com

Media
Toni Werner
media@wm.com

				Total Exchange Consideration for SRCL Notes Validly Tendered by the Early Tender Deadline and Not Validly Withdrawn by the Withdrawal Deadline		Exchange Consideration for SRCL Notes Validly Tendered After the Early Tender Deadline
Title of Series of SRCL Notes	CUSIP No. and ISIN of SRCL Notes	Aggregate Principal Amount of SRCL Notes Outstanding	WM Notes to be Issued in Exchange for SRCL Notes	Principal Amount of WM Notes (1)	Cash Consideration (2)	Principal Amount of WM Notes (3)
3.875% Senior Notes due 2029	858912AG3; US858912AG34 (144A) / U85881AC1; USU85881AC12 (Reg S)	$500,000,000	3.875% Senior Notes due 2029	$1,000	$2.50 to $5.00	$970

(1)	Principal amount of WM Notes issued in exchange for each $1,000 principal amount of SRCL Notes validly tendered and accepted for exchange.

(2)	Per $1,000 principal amount of SRCL Notes validly tendered by the Early Tender Deadline and not validly withdrawn by the Withdrawal Deadline and accepted for exchange, the Cash Consideration will be an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of SRCL Notes outstanding as of the Early Tender Deadline and the denominator of which is the aggregate principal amount of SRCL Notes validly tendered by the Early Tender Deadline and not validly withdrawn by the Withdrawal Deadline. As a result, the Cash Consideration for the SRCL Notes will range from $2.50 per $1,000 principal amount (if all eligible holders of SRCL Notes tender) to approximately $5.00 per $1,000 principal amount (if eligible holders of a simple majority of the aggregate principal amount of the SRCL Notes tender).

(3)	Exchange Consideration does not include, and eligible holders tendering after the Early Tender Deadline will not be eligible to receive, any Cash Consideration. In addition, Exchange Consideration involves the issuance of $970 principal amount of WM Notes, as opposed to $1,000 principal amount of WM Notes, for each $1,000 principal amount of SRCL Notes validly tendered after the Early Tender Deadline and accepted for exchange.

Indicative Timetable for the Exchange Offer and Consent Solicitation

Commencement Date	September 10, 2024

Withdrawal Deadline	5:00 p.m., New York City time, on September 23, 2024, unless extended or earlier terminated by WM.

Early Tender Deadline	5:00 p.m., New York City time, on September 23, 2024, unless extended or earlier terminated by WM.

Expiration Date	5:00 p.m., New York City time, on October 8, 2024, unless extended or earlier terminated by WM.

Settlement Date	Promptly after the Expiration Date, subject to the satisfaction or waiver of certain conditions as described herein. Expected to occur on or about the third business day after the Expiration Date, but subject to change.

The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on October 8, 2024, unless such date is extended or earlier terminated (such date and time, as they may be extended, the “Expiration Date”). Tenders of SRCL Notes may be validly withdrawn and consents revoked at any time prior to 5:00 p.m., New York City time, on September 23, 2024 (such date and time, as they may be extended, the “Withdrawal Deadline”), but tenders not so validly withdrawn will be irrevocable after the Withdrawal Deadline, except in certain limited circumstances where additional withdrawal rights are required by law. WM reserves the right to terminate, withdraw, amend or extend the Exchange Offer and Consent Solicitation in its sole discretion, subject to the terms and conditions set forth in the Offering Memorandum.

Subject to the terms and conditions set forth in the Offering Memorandum, for each $1,000 principal amount of SRCL Notes validly tendered in the Exchange Offer by 5:00 p.m., New York City time, on September 23, 2024 (such date and time, as they may be extended, the “Early Tender Deadline”), and not validly withdrawn by the Withdrawal Deadline, each eligible holder of SRCL Notes will be eligible to receive WM Notes in an equal principal amount as the tendered SRCL Notes accepted for exchange and the cash consideration of an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of SRCL Notes outstanding as of the Early Tender Deadline and the denominator of which is the aggregate principal amount of SRCL Notes validly tendered by the Early Tender Deadline and not validly withdrawn by the Withdrawal Deadline (the “Cash Consideration” and, together with such amount of WM Notes, the “Total Exchange Consideration”). As a result, the Cash Consideration for the SRCL Notes will range from $2.50 per $1,000 principal amount (if all eligible holders tender) to approximately $5.00 per $1,000 principal amount (if eligible holders of a simple majority of the aggregate principal amount of the SRCL Notes tender) of the SRCL Notes validly tendered and accepted for exchange.

Eligible holders who validly tender their SRCL Notes after the Early Tender Deadline but on or prior to the Expiration Date will be eligible to receive $970 principal amount of the WM Notes per $1,000 principal amount of SRCL Notes validly tendered but no Cash Consideration (the “Exchange Consideration”).

Settlement of the Exchange Offer is expected to occur on or about the third business day following the Expiration Date, unless WM extends or terminates the Exchange Offer (such date and time, as the same may be extended, the “Settlement Date”). Interest on the WM Notes will accrue from (and including) the last interest payment date on which interest was paid on the SRCL Notes, and, accordingly, no accrued interest will be paid on the Settlement Date in respect of SRCL Notes accepted for exchange, except with respect to cash paid in lieu of WM Notes not delivered, as described below.

The WM Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of SRCL Notes will be accepted if it would result in the issuance of less than $2,000 principal amount of the WM Notes. If the principal amount of WM Notes validly tendered after the Early Tender Deadline that would otherwise be required to be delivered in exchange for a tender of SRCL Notes would not equal $2,000 or an integral multiple of $1,000 in excess thereof, then the principal amount of such WM Notes will be rounded down to $2,000 or the nearest integral multiple of $1,000 in excess thereof, and WM will pay cash (in lieu of such WM Notes not delivered) equal to the remaining portion of the Exchange Consideration for such SRCL Notes plus accrued and unpaid interest with respect to that portion to, but not including, the Settlement Date.

WM’s obligation to accept and exchange the SRCL Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum. The Exchange Offer and Consent Solicitation are not conditioned upon any minimum aggregate principal amount of SRCL Notes being validly tendered for exchange, but are conditioned upon, among others, the receipt of the requisite consents to adopt the proposed amendments and the consummation of the previously announced merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of June 3, 2024, by and among WM, Stag Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of WM, and SRCL. Other than the consummation of the merger transaction contemplated by the Merger Agreement (without which the Exchange Offer will not be consummated, neither the Exchange Consideration nor the Total Exchange Consideration will be paid, nor will the amendments contemplated by the Consent Solicitation become effective), WM may generally waive any condition with respect to the Exchange Offer and Consent Solicitation, in its sole discretion, at any time.

The Exchange Offer is being made only to holders of SRCL Notes who satisfy the eligibility conditions described under “Disclaimer” below. Holders of SRCL Notes who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offer and Consent Solicitation, at (855) 654-2015. Banks and brokers should call (212) 430-3774. The eligibility letter may also be found here: https://gbsc-usa.com/eligibility/wm. Global Bondholder Services Corporation will also provide copies of the Offering Memorandum to eligible holders of SRCL Notes.

Holders of SRCL Notes are advised to check with any bank, securities broker or other intermediary through which they hold SRCL Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offer and Consent Solicitation before the deadlines specified herein and in the Offering Memorandum. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Offering Memorandum.

Disclaimer

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the WM Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offer has not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and, accordingly, the WM Notes will be subject to transfer restrictions unless and until the WM Notes are registered or exchanged for registered notes. The WM Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Exchange Offer is being made only to, and the WM Notes will be offered for exchange only to, holders of SRCL Notes who are (i) reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and (ii) outside the United States, persons who are not, and who are not acting for the account or benefit of, “U.S. persons” (as defined in Rule 902 under the Securities Act) in compliance with Regulation S under the Securities Act. The WM Notes will not be offered or sold in the United States or to U.S. persons (as defined in Rule 902 under the Securities Act) unless the transaction is registered under the Securities Act, an exemption from the registration requirements of the Securities Act is available or the transaction is not subject to registration under the Securities Act.

The Exchange Offer and Consent Solicitation are being made only pursuant to the Offering Memorandum.  The Offering Memorandum and other documents relating to the Exchange Offer and Consent Solicitation will be distributed only to holders of SRCL Notes who confirm that they are within the categories of eligible participants in the Exchange Offer.  None of WM, its directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, the trustees for the WM Notes or the SRCL Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their SRCL Notes in the Exchange Offer or consent to the proposed amendments in the Consent Solicitation.

This press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000.  Accordingly, this press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom, (ii) persons in the United Kingdom who have professional experience in matters relating to investments who fall within the definition of investment professionals as defined within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth entities and other persons who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to for purposes of this paragraph as “relevant persons”).  The WM Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents and may not participate in the Exchange Offer.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum.  The Exchange Offer is only being made pursuant to the Offering Memorandum.  The Exchange Offer is not being made to holders of SRCL Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  Neither the Securities and Exchange Commission nor any other regulatory body has registered, recommended or approved of the WM Notes or passed upon the accuracy or adequacy of the Offering Memorandum.

ABOUT WM

WM is North America’s leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. WM, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants in North America. WM’s fleet includes more than 12,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in WM’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q.

#  #  #